Ex 10.275

Article 8 PROMISSORY NOTE

$11,200,000.00April 18th, 2023

FOR VALUE RECEIVED, the undersigned LF3 RIFC, LLC, a Delaware limited liability company (“Propco Borrower”), LF3 RIFC TRS, LLC, a Delaware limited liability company (“Opco Borrower”, and together with Propco Borrower, jointly and severally, and individually or collectively as may be required, the “Maker”), promises to pay to the order of ACCESS POINT FINANCIAL, LLC, a Delaware limited liability company, its successors or assigns (“Lender”), the principal sum of up to Eleven Million Two Hundred Thousand and 0/100 Dollars ($11,200,000.00) or so much thereof as may be advanced (each advance shall be referred to as an “Advance” and all such advances shall collectively be referred to as the “Advances”) and outstanding from time to time as the “Loan,” as defined in and advanced under the terms of that certain Loan Agreement between Maker and Lender dated as of even date herewith (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”; capitalized terms which are not defined herein shall have the meanings give to such terms in the Loan Agreement), with interest on the unpaid principal balance at the rate and on the terms provided in this Promissory Note (including any and all amendments, supplements and modifications hereto, any substitutes herefor, and any replacements, restatements, renewals or extension hereof, in whole or in part, this “Note”).

I.	Interest Rate.

A.INTEREST ACCRUAL. Subject to the provisions of Section I(B) hereof, interest shall accrue on the unpaid principal balance of this Note at a rate per annum equal to the Applicable Rate (defined below). Interest and fees, if any, hereunder shall be computed on the basis of a 360-day year for the actual number of days in the applicable period (“Actual/360 Computation”). The Actual/360 Computation determines the annual effective yield by taking the stated (nominal) rate for a year's period and then dividing said rate by 360 to determine the daily periodic rate to be applied for each day in the applicable period. Application of the Actual/360 Computation produces an annualized effective interest rate exceeding the nominal rate. All interest accruing on the unpaid principal balance of this Note shall be computed on a daily basis based upon the outstanding principal amount of this Note as of the applicable date of determination. The Benchmark (defined below) shall be determined by the Lender, and such determination shall be conclusive absent manifest error.

B.	BENCHMARK PROVISIONS:
(1)Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event (defined below), the then-current Benchmark shall be replaced by the Benchmark Replacement (defined below). Any such replacement of the Benchmark with respect to a Benchmark Transition Event will become effective at 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the Lender notifies the Maker of such Benchmark Replacement; provided, however, that no replacement of a Benchmark with a Benchmark Replacement pursuant to this Section I(B)(1) will occur prior to the applicable Benchmark Transition Start Date (defined below). No swap agreement, hedging agreements or Interest Rate Protection Agreement shall be deemed to be a “Loan Document” for purposes of this Section I(B).
(2)	Benchmark Conforming Changes.

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(i)In connection with the use or administration of Term SOFR (defined below), the Lender will have the right to make Conforming Changes (defined below) from time to time and,

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notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of Maker or any other party to any other Loan Document.

(ii)In connection with the use, administration, adoption or implementation of a Benchmark Replacement, as applicable, the Lender will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of Maker or any other party to any other Loan Document.
(3)Notices; Standards for Decisions and Determinations. The Lender will promptly notify the Maker of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Lender will promptly notify the Maker of the removal or reinstatement of any tenor of a Benchmark pursuant to Section I(B)(4) Any determination, decision or election that may be made by the Lender pursuant to this Section I(B), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its sole discretion and without consent from Maker or any other party to any other Loan Document, except, in each case, as expressly required pursuant to this Section I(B).
(4)Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including Term SOFR (defined below)) and either (y) Term SOFR (if the Benchmark is Term SOFR at such time) or any tenor for such Benchmark (if the Benchmark is not Term SOFR at such time) is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Lender in its reasonable discretion or (z) the administrator of such Benchmark or the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that Term SOFR (if Term SOFR is the Benchmark at such time) or any tenor for such Benchmark (if the Benchmark is not Term SOFR at such time) is not or will not be representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks, then the Lender may modify any concept or definition of “interest period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable, non-representative, non- compliant or non-aligned tenor and (ii) if a tenor that was removed pursuant to clause (i) above either

(y) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (z) is not, or is no longer, subject to an announcement that it is not or will not be representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks for a Benchmark (including a Benchmark Replacement), then the Lender may modify the definition of “Applicable Rate” and/or any concept or definition of “interest period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

C.DEFINITIONS. As used herein, the following terms shall have the following definitions:

“Applicable Rate” means, as of any Interest Rate Change Date (defined below), and until the succeeding Interest Rate Change Date, a rate per annum equal to Term SOFR (or, if applicable, the

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Benchmark Replacement) for a one-month tenor in effect on such day plus a margin or spread of Six Hundred Twenty Five Basis Points (6.25%), but in no event to exceed the maximum rate of interest permitted by law. Notwithstanding any provision of this Note or any other Loan Documents to the contrary, Term SOFR (or, if applicable, the Benchmark Replacement) shall not be less than the greater of Four Hundred Basis Points (4.00%) or the Term SOFR on the day of closing.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Note or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark, in each case, as of such date; it being acknowledged that the only Available Tenor for Term SOFR is one month.

“Benchmark” means, initially, Term SOFR (defined below); provided that if a Benchmark Transition Event has occurred with respect to Term SOFR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section I(B)(1) hereof, and further provided that, if the Benchmark would be less than the Floor, such Benchmark will be deemed to be the Floor for the purposes of this Note and the other Loan Documents, and that the Benchmark, stated as a percentage, shall be rounded up to the nearest 1/100%.

“Benchmark Replacement” means with respect to any Benchmark Transition Event, the sum of: (a) the alternate benchmark rate that has been selected by the Lender giving due consideration to

(i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body (defined below) or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then- current Benchmark for Dollar-denominated syndicated credit facilities and (b) the related Benchmark Replacement Adjustment.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then- current Benchmark with an Unadjusted Benchmark Replacement (defined below), the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Lender giving due consideration to

(a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated bilateral credit facilities.

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

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(a)in the case of clause (a) or (b) of the definition of “Benchmark Transition Event”, the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

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(b)in the case of clause (c) of the definition of “Benchmark Transition Event”, the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by or on behalf of the administrator of such Benchmark (or such component thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative or non-compliant with or non-aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks; provided that such non-representativeness, non-compliance or non-alignment will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(a)a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(b)a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component) that states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or
(c)a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks.

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For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

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“Benchmark Transition Start Date” means, in the case of a Benchmark Transition Event, the earlier of (a) the applicable Benchmark Replacement Date and (b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication).

“Business Day” means any day that is not a Saturday, Sunday or other day that is a legal holiday under the laws of the State of New York or State of Georgia or is a day on which banking institutions in such state are authorized or required by Law to close.

“Conforming Changes” means, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Rate Change Date” or any similar or analogous definition (or the addition of a concept of an “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, and other technical, administrative or operational matters) that the Lender decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Lender in a manner substantially consistent with market practice (or, if the Lender decides that adoption of any portion of such market practice is not administratively feasible or if the Lender determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Lender decides is reasonably necessary in connection with the administration of this Note and the other Loan Documents).

“Dollar” and “$” mean the lawful money of the United State of America.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States.

“Interest Rate Change Date" means the date of this Note and each succeeding fifth (5th) day of a calendar month commencing on May 5, 2023, or, at Lender's option while a Benchmark Replacement is in effect, such other dates as are determined by Lender to be appropriate to reflect the tenor of the Benchmark Replacement.

“Periodic Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR”.

“Relevant Governmental Body” means the Federal Reserve Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board or the Federal Reserve Bank of New York, or any successor thereto.

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“Term SOFR” means, for any day on or after the then most recent Interest Rate Change Date, the forward-looking term rate based on the secured overnight financing rate for a tenor of one month determined on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such Interest Rate Change Date, as such rate is published by the Term SOFR Administrator on such Periodic Term SOFR Determination Day; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day SOFR Rate for the applicable tenor has not been published by the Term SOFR

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Administrator and a Benchmark Replacement Date with respect to Term SOFR has not occurred, then Term SOFR will be as it was published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which Term SOFR for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of Term SOFR selected by Lender in its reasonable discretion).

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

II.	Payment Terms. Principal and interest on this Note shall be paid in the following manner:
A.A payment of interest only in the amount of $58,934.40 shall be due and payable on the date of this Note for the period from the date of this Note through the fourth (4th) day of May, 2023, both inclusive.
B.Interest only shall be payable monthly, in arrears, during the term of this Note commencing on the fifth (5th) day of June, 2023 and continuing on the fifth (5th) day of each month thereafter until the earlier of the date this Note is fully paid and the Original Maturity Date.
C.Notwithstanding the foregoing, if the term of the Loan is extended through the First Extension Term pursuant to Section 2.4(b) of the Loan Agreement or Second Extension Term pursuant to Section 2.4(c) of the Loan Agreement, then:
(a)on the first Regular Payment Date (as such term is hereinafter defined) after the Original Maturity Date, and continuing on each Regular Payment Date thereafter, up to and including the last Regular Payment Date occurring prior to the First Extended Maturity Date, or if the term is extended through the Second Maturity Date, then up to and including the last Regular Payment Date occurring prior to the Second Extended Maturity Date, or if the term is extended through the Third Maturity Date, then up to and including the last Regular Payment Date occuring prior to the Third Extended Maturity Date (each, a “Principal Amortization Payment Date”), Maker shall make monthly payments of principal and interest on this Note in an amount equal to: (i) for the First Extension Term, the monthly constant mortgage payment that would amortize the principal balance of the Loan outstanding on the Original Maturity Date at the Applicable Rate in effect two (2) Business Days immediately preceding the Original Maturity Date over a period of twenty five (25) years; (ii) for the Second Extension Term, the monthly constant mortgage payment that would amortize the principal balance of the Loan outstanding on the First Extended Maturity Date at the Applicable

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Rate in effect two (2) Business Days immediately preceding the First Extended Maturity Date over a period of twenty five (25) years; and (iii) for the Third Extension Term, the monthly constant mortgage payment that would amortize the principal

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balance of the Loan outstanding on the Second Extended Maturity Date at the Applicable Rate in effect two (2) Business Days immediately preceding the Second Extended Maturity Date over a period of twenty five (25) years (each, an “Amortizing Payment”). Each such Amortizing Payment shall be applied first to accrued interest and the balance to principal; and

(b)the entire outstanding principal balance hereof, together with all accrued but unpaid interest thereon, shall be due and payable in full on the Maturity Date.
D.The entire outstanding principal hereof, together with all accrued but unpaid interest thereon, shall be due and payable in full on the Maturity Date.
E.All required payments are to be made no later than 2:00 p.m. (Atlanta time) on the date when due (the “Regular Payment Date”) in immediately available funds in lawful money of the United States of America which is legal tender for public and private debts, by ACH automatic debit.
F.The outstanding amount of the Advances as reflected on Lender’s records from time to time shall be presumed to be correct and binding on Maker (absent manifest error).
G.Whenever any payment to be made hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest.
H.The obligations of Maker (if Maker consists of more than one (1) person or entity) under this Note shall be joint and several.

III.Events of Default.
A.Any Event of Default under the Loan Agreement shall constitute an event of default (“Event of Default”) under this Note.

B.While any Event of Default exists, at Lender’s option, the Applicable Rate shall be increased to five percent (5%) per annum above the original Applicable Rate (“Default Rate”). At Lender’s option, the Default Rate shall accrue from the date of the Event of Default until the date upon which the Event of Default is cured. It is a condition precedent to the cure of any Event of Default that Maker shall pay all principal and accrued interest required under this Note (i.e. that would have been paid but for the Event of Default) to the most current Regular Payment Date, and the difference between the Default Rate and the Applicable Rate from the date of the first occurrence of the Event of Default to the date upon which the Event of Default is cured. Maker agrees that the Default Rate represents a fair and reasonable estimate by Maker and Lender of a fair average compensation for the risk of loss that Lender will experience due to the occurrence of an Event of Default and for the cost and expenses that might be incurred by Lender by reason of the occurrence of an Event of Default, with the parties agreeing that the damages caused by such increased risk and extra cost and expenses are impracticable or extremely difficult to ascertain or estimate. The payment by Maker of interest at the Default Rate will not prejudice the rights of Lender to collect any other amounts required to be paid by Maker hereunder or under any of the other Loan Documents.
C.In addition, if any payment due under this Note, other than the payment of principal due on the Maturity Date, is more than five (5) days late, Lender may assess a late charge in the amount of five percent (5%) of the unpaid amount then due or the highest rate allowed by Applicable

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Law, whichever is less. Acceptance by Lender of any late payment without an accompanying late

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charge shall not be deemed a waiver of Lender's right to collect such late charge or to collect a late charge for any subsequent late payment received. Collection or acceptance by Lender of such late charge will not constitute a waiver of any rights or remedies of Lender provided in this Note or in any other Loan Document. The late charge provided for herein represents a fair and reasonable estimate by Maker and Lender of a fair average compensation for the loss that might be sustained by Lender due to the failure of Maker to make timely payments hereunder, the parties recognizing that the damages caused by such extra administrative expenses and loss of the use of funds is impracticable or extremely difficult to ascertain or estimate. Lender may impose a non-sufficient funds fees for any check that is presented for payment that is returned for any reason.

D.Unless an Event of Default is continuing, payments received by Lender shall be applied first to interest and the remainder to principal. During the continuance of an Event of Default, Lender may, at its option, apply any payments or other amounts received first to the payment of Lender’s expenses incurred in accordance with the provisions of the Loan Documents, then to interest, and the remainder to principal.

E.During the continuation of an Event of Default, Lender, at its option and without further notice, may (i) declare the Obligations, including the entire principal balance, together with all interest accrued and unpaid thereon, to be immediately due and payable; provided, however, if the Event of Default is based upon a bankruptcy or insolvency proceeding commenced by or against Maker or any guarantor or endorser of this Note, all Obligations shall automatically and immediately be due and payable and (ii) exercise any rights and remedies as provided under this Note and other Loan Documents, or as provided by law or equity. Failure to exercise any remedy for a particular Event of Default shall not constitute a waiver of the right to exercise same in case of any subsequent Event of Default.

IV.	Security.

The indebtedness evidenced by this Note and the obligations created hereby are secured by, among other documents, (i) the Deed of Trust; (ii) the Guaranty, (iii) Assignment; and (iv) UCC financing statements (collectively, the “Security Instruments”) concerning the Property. Some of the Security Instruments are to be filed for record on or about the date hereof in the appropriate public records.

V.	Prepayment/Exit Fee.
A.Subject to the terms of any Interest Rate Protection Agreement, the principal balance of this Note may be prepaid in part, but not in whole, to an amount that shall not exceed ten percent (10%) of the outstanding principal of the Loan upon the occurrence of the following: (i) not less than ten (10) days prior written notice to Lender specifying the date on which prepayment is to be made (the “Prepayment Date”); (ii) payment of accrued interest to and including the Prepayment Date; (iii) any breakage costs or other charges that Lender will incur because the Prepayment Date does not occur on the last day of the applicable interest period under (a) the Loan Documents, or, as the case may be, (b) the warehouse line of credit that served as Lender’s source for the proceeds of the Loan;

(iv) if required by the Loan Documents, payment to Lender of the Exit Fee (as defined in subsection V(B) below) and the Prepayment Fee (as defined in subsection V(C) below); and (v) payment of all other sums then due under this Note, the Security Instruments and the other Loan Documents to the extent then payable. If any such notice of prepayment is given, the principal amount set forth in such

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notice and the other sums required under this Section V shall be due and payable on the Prepayment Date, provided however that the Borrower may revoke any such prepayment election on or before the

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date which is five (5) calendar days prior to the Prepayment Date by written notice to Lender, provided that Borrower pays all of Lender’s costs and expenses in connection with such revocation.

B.When Maker pays the entire remaining principal balance of this Note (on a Prepayment Date or the Maturity Date), Maker shall pay to Lender, in addition to other sums due under this Note, a premium (the “Exit Fee”) equal to One Hundred Twelve Thousand and /100 Dollars ($112,000). Maker explicitly acknowledges and agrees that the Exit Fee is justifiable and reasonable in order for Lender to receive the economic return it has bargained for and is entitled to in connection with its reservation of funds for the Loan.
C.If during the first twenty five (25) months of the initial term of the Loan the Loan is prepaid in whole or in part for any reason, then in addition to the Exit Fee and other sums due under this Note, on the date of the prepayment (the “Prepayment Fee Measurement Date”) Maker shall pay to Lender a fee (the “Prepayment Fee”) equal to the sum of twenty four (24) months of interest payments that, but for the prepayment, would have been due and payable on the prepaid principal amount of this Note had a prepayment not occurred. The Prepayment Fee shall be calculated as the result of (a) the sum of (i) the actual interest accrued on the prepaid portion of this Note for the period from the date of this Note through the Prepayment Fee Measurement Date, plus (ii) interest which would have accrued on the prepaid portion of this Note from the Prepayment Fee Measurement Date through the twenty five (25) month anniversary of this Note, calculated using the interest rate applicable to this Note as of the earlier of the Prepayment Fee Measurement Date and the stated or accelerated maturity of this Note, less (b) interest actually paid on the prepaid portion of this Note from the date of this Note through the Prepayment Fee Measurement Date. For purposes of this Section V.C., Lender’s acceleration of this Note due to the occurrence of an Event of Default which occurs during the first twenty five (25) months of the initial term of the Loan shall be deemed and construed as a prepayment that obligates Maker to pay Lender the Prepayment Fee without notice or demand from Lender. Maker explicitly acknowledges and agrees that the Prepayment Fee is justifiable and reasonable in order for Lender to receive the economic return it has bargained for and is entitled to in connection with its reservation of funds for the Loan.

VI.Non-Usurious Loan.
A.It is the intention of Maker and Lender that this Note and all other Loan Documents shall comply with any Applicable Law. To that end, the parties stipulate and agree that none of the terms and provisions of this Note or the Loan Documents shall ever be construed to create a contract that violates any Applicable Law or exceeds the limits imposed or provided by law for the use or detention of money or for forbearance in seeking its collection.
B.In the event that interest paid or received under this Note or the other Loan Documents shall result, because of any reduction of principal or any other reason, in an effective rate of interest which for any period is in excess of applicable usury limits, such excess interest for the period in question shall, at Lender’s option, be refunded to Maker Representative or be applied upon the outstanding principal of this Note.

C.The term “Applicable Law”, as such term is used in this Note shall mean any Federal or Georgia statute or other law, including, but not limited to, the applicable usury laws of the State of Georgia or the United States (whichever allows the greater rate of interest), as such Applicable Law

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now exists, is amended or is enacted during the term of this Note.

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D.Maker represents and agrees that the Obligations evidenced by this Note constitutes a commercial business loan and the proceeds thereof shall not be used for household or consumer purposes.

VII.	Lender’s Attorney Fees.

Maker shall pay to Lender immediately upon demand the full amount of all payments, advances, charges, costs and expenses expended or incurred by Lender in connection with (a) the enforcement of Lender’s rights and/or the collection of any amounts which become due to Lender under this Note or any of the other Loan Documents, including without limitation, all reasonable legal fees and all out-of-pocket expenses relating thereto, and (b) the successful prosecution or successful defense of any action in any way related to this Note or any of the Loan Documents, including without limitation, any action for declaratory relief, whether incurred at the trial or appellate level, in an arbitration proceeding or otherwise, and including any of the foregoing incurred in connection with any bankruptcy proceeding (including without limitation, any adversary proceeding, contested matter or motion brought by Lender or any other person) relating to Maker or any other person or entity.

VIII.	Maker’s Waivers.

Maker and all endorsers, guarantors and sureties of the Obligations and any other persons liable or to become liable on or for such Obligations hereby severally waive presentment for payment, demand and notice of demand, dishonor and notice of dishonor, protest and notice of protest, and nonpayment and notice of nonpayment of this Note, and all other notices and demands (other than notices expressly required hereunder or under any other Loan Document), including without limitation, notice of intention to accelerate the maturity of this Note, notice of acceleration of the maturity of this Note, diligence in collection and the bringing of suit against any other party and hereby further agree to all renewals, extensions, modifications, partial payments, releases or substitutions of security, in whole or in part, with or without notice, whether before or after maturity. Maker hereby further waives and renounces, to the fullest extent permitted by law, all rights to the benefits of any statute of limitations and any moratorium, reinstatement, marshalling, forbearance, valuation, stay, extension, redemption, appraisement, exemption and homestead now or hereafter provided by the Constitution and laws of the United States of America and of the State of Georgia, both as to itself and in and to all of its property, real and personal, against the enforcement and collection of the obligations evidenced by this Note or the other Loan Documents.

IX.	Payment of Taxes and Fees.

Maker agrees to pay all costs, expenses, fees and taxes on or with respect to the execution, delivery, recordation, existence or possession of this Note, the Security Instruments and other Loan Documents, including, without limitation, all recording fees and any documentary stamp tax or intangible personal property tax now or hereafter required by Applicable Law to be affixed or paid with respect to this Note, the Security Instrument or the other Loan Documents which is set out and shown on the Settlement Statement at closing.

X.	Waiver of Trial by Jury.

Maker hereby waives, to the fullest extent permitted by applicable law, the right to trial by jury in any action, proceeding or counterclaim filed by any party, whether in contract, tort or otherwise

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relating directly or indirectly to this Note or any acts or omissions of Maker in connection therewith or contemplated thereby.

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XI.	Releases; No Waiver; Amendment.

Lender may, without notice, and without regard to the consideration, if any, given or paid therefor, release or substitute any part of the Collateral given as security for the repayment of the Obligations without releasing any other property given as security for such Obligations, or may release any party obligated on or liable for the payment of the Obligations evidenced and represented by this Note without releasing any other party obligated on or liable for such Obligations, or may agree with any party obligated or liable for the repayment of the Obligations to extend the time for payment of any part or all of such Obligations without releasing any party obligated on or liable for such Obligations. No failure to accelerate the Obligations by reason of an Event of Default hereunder, acceptance of a partial or past due payment, or indulgences granted from time to time shall be construed (i) as a novation of this Note or as a reinstatement of the Obligations or as a waiver of such right of acceleration or of the right of Lender thereafter to insist upon strict compliance with the terms of this Note, or (ii) to prevent the exercise of such right of acceleration or any other right granted hereunder or by any applicable laws; and Maker hereby expressly waives the benefit of any statute or rule of law or equity now provided, or which may hereafter be provided, which would produce a result contrary to or in conflict with the foregoing. No extension of the time for the payment of this Note or any installment due hereunder, made by agreement with any person now or hereafter liable for the payment of this Note shall operate to release, discharge, modify, change or affect the original liability of Maker under this Note, either in whole or in part unless Lender agrees otherwise in writing. This Note may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

XII.	Governing Law.

This Note and the rights, duties, obligations and liabilities of the parties hereunder and/or arising from or relating in any way to the Obligations or the loan transaction of which such Obligations and this Note are a part shall be governed by and construed for all purposes under the law of the State of Georgia, without regard to the rules governing conflicts of law.

XIII.Miscellaneous.

Time is of the essence of this Note. As used herein, the terms “Maker” and “Lender” shall be deemed to include their respective heirs, executors, legal representatives, successors, successors-in- title and assigns, whether by voluntary action of the parties or by operation of law. All personal pronouns used herein, whether used in the masculine, feminine or neuter gender, shall include all other genders; the singular shall include the plural and vice versa. Titles of articles and sections are for convenience only and in no way define, limit, amplify or describe the scope or intent of any provisions hereof. The provisions of Article 10 of the Loan Agreement are incorporated herein, mutatis mutandis.

Article 9 [REMAINDER OF PAGE LEFT BLANK INTENTIONALLY; SIGNATUES FOLLOW]

Ex 10.275

IN WITNESS WHEREOF, Maker has executed, or caused these presents to be executed under seal, as of the day and year first above written.

MAKER:

LF3 RIFC, LLC,

a Delaware limited liability company

By:Lodging Fund REIT III OP, LP, a Delaware limited partnership its Sole Member

By:Lodging Fund REIT III, Inc. a Maryland Corporation

its General Partner

By: /s/ Samuel C. Montgomery

Name: Samuel C. Montgomery

Title: Chief Operating Officer

LF3 RIFC TRS, LLC,

a Delaware limited liability company

By:	Lodging Fund REIT III TRS, Inc. a Delaware Corporation

its Sole Member

By:Lodging Fund REIT III OP, LP, a Delaware limited partnership its Sole Shareholder

By:Lodging Fund REIT III, Inc. a Maryland Corporation

its General Partner

By: /s/ Samuel C. Montgomery

Name: Samuel C. Montgomery

Title: Chief Operating Officer